TERMINATION AMENDMENT

TO THE

PEP BOYS - MANNY, MOE & JACK PENSION PLAN

WHEREAS, The Pep Boys - Manny, Moe & Jack (the "Company") sponsors The Pep Boys - Manny, Moe & Jack Pension Plan (the "Plan"), which was frozen to new hires after February 1, 1992 and frozen for all purposes on December 31, 1996, and which was most recently amended and restated effective as of January 1, 2010; and

WHEREAS, Article VII of the Plan gives the Company the authority to amend the Plan at any time, and to terminate the Plan at any time; and

WHEREAS, on June 15, 2011, the Board of Directors of the Company approved the termination of the Plan and directed the Benefits Plan Committee (the "Committee") to take, or cause to be taken, all such actions as may be necessary, desirable and appropriate, in connection with the termination; and

WHEREAS, the Committee wishes to amend the Plan to reflect the Plan's termination, add a temporary lump sum benefit, and make clarifying, conforming, and other changes as necessary in connection with the Plan termination.

NOW, THEREFORE, BE IT RESOLVED THAT, the Plan is amended as follows, generally effective as of December 31, 2011, except as otherwise provided herein:

  The Preamble is amended by adding the following new paragraph to the end thereof to read as follows:

  Anything in the Plan implying ongoing participation, recognition of compensation, service, or reemployment for Plan purposes, or forfeiture of benefits, is not applicable after the December 31, 1996 freeze date. The Plan is terminated effective as of December 31, 2011.

  Section 2.1, the definition of Actuarial Equivalent(ce) or Actuarially Equivalent, in subsection (e) the clause "notwithstanding any other Plan provision to the contrary" is deleted, and subsections (b) and (c) are amended and restated effective January 1, 2011 to read as follows:

  (b) For purposes of any lump sum distribution that is made to any Participant on or after January 1, 1998, the Actuarial Equivalent value for such lump sum distribution shall be determined by using the annual interest rate on 30-year Treasury securities, as specified by the Commissioner, that is in effect for the month of November which precedes the applicable Plan Year (the "stability period") in which the lump sum distribution is made, and by using the applicable mortality table under section 417(e)(3) of the Code and Treas. Reg. section 1.417(e)-1(d)(2). The Actuarial Equivalent value of a lump distribution that is payable to a Former Participant prior to Early Retirement Date, shall be the Actuarial Equivalent value of the benefit determined as of Normal Retirement Date (using the applicable 30-year Treasury security rate). For purposes of any lump sum distribution that is made on or after January 1, 2008 and on or before the Plan Termination Date (or on or before, for purposes of Section 13.7(i), the first anniversary of the Plan Termination Date), the Actuarial Equivalent single-sum value of a single life annuity with 120 payments guaranteed shall be determined using the annual interest rate specified under section 417(e)(3) of the Code, in effect for the month of November preceding the first day of the Plan Year in which the lump sum distribution is made, and by using the applicable morality table under section 417(e)(3)(B) of the Code. For purposes of any lump sum distribution that is made after the Plan Termination Date (or after, for purposes of Section 13.7(i), the first anniversary of the Plan Termination Date), the Actuarial Equivalent single-sum value of a single life annuity with 120 payments guaranteed shall be determined using the annual interest rate specified under section 417(e)(3) of the Code, in effect for the month of August preceding the first day of the Plan Year in which the lump sum distribution is made, and by using the applicable morality table under section 417(e)(3)(B) of the Code.

  (c) For periods prior to January 1, 2007, except as provided in the following paragraph, for conversions under Section 4.6(b), for optional forms paid according to Section 4.6(e), early retirement under Section 4.3, disability under Section 4.4, deferred retirement under Sections 4.2, deferred commencement under Section 4.9, conversions with respect to annuity payments made pursuant to qualified domestic relations orders, and adjustments under Sections 9.4 and 9.4A(b)(2)(B)(i)(B), the UP-1994 Table of Mortality at 7 1/2 percent interest, shall be used. For purposes of establishing present value for Top-Heavy determinations, interest at 7 1/2 percent shall be used and the UP-1994 Table of Mortality.

  Effective January 1, 2007, for conversions under Section 4.6(b), for optional forms paid according to Section 4.6(e), early retirement under Section 4.3, disability under Section 4.4, deferred retirement under Sections 4.2, deferred commencement under Section 4.9, conversions with respect to annuity payments made pursuant to qualified domestic relations orders, and adjustments under Sections 9.4 and 9.4A(b)(2)(B)(i)(B), the UP-1994 Mortality Table projected to 2002 using Scale AA (blended 50% male, 50% female; without adjustment collar) at 7 1/2 percent interest, shall be used. Notwithstanding the foregoing, the benefit determined under this paragraph shall not be less than the benefit determined under the first paragraph of this subsection (c). For purposes of establishing present value for Top-Heavy determinations, interest at 7 1/2 percent and the UP-1994 Mortality Table projected to 2002 using Scale AA (blended 50% male, 50% female; without adjustment collar)) shall be used.

  In Section 2.1, the definition of Early Retirement Age is amended and restated effective January 1, 2011 to read as follows:

  Early Retirement Age means the date on which a Participant or Former Participant has attained age 55.

  In Section 2.1, the definition of Early Retirement Date is amended and restated effective January 1, 2011 to read as follows:

  Early Retirement Date means the first day of any month on or following attainment of his Early Retirement Age.

  Section 2.1 is amended by adding the following new definition:

  Plan Termination Date means December 31, 2011, the date of the termination of this Plan.

  Section 2.2 is amended and restated to read as follows:

  2.2 Construction. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Titles of sections are inserted for convenience and shall not affect the meaning or construction of the Plan. The insurance company shall be substituted for the Employer and the Administrative Committee with respect to all powers, actions, and decisions after the purchase of the Group Annuity Contract following the Plan Termination Date.

  Section 4.1, on Normal Retirement, shall be amended by deleting the second full paragraph thereof effective January 1, 2011, relating to suspension of benefits upon reemployment.
  Section 4.5 is amended and restated to read as follows:

  Section 4.5 Termination Benefit. A Participant who Terminates his employment with a vested interest in his Accrued Annual Pension shall be eligible to receive his benefit in accordance with Section 4.1 (Normal Retirement), or as of the first day of any month on or after attainment of age 55, in accordance with Section 4.3 (Early Retirement), or, if and to the extent applicable, as provided under Section 4.6(e)(5) (Limited Plan Termination Distribution Provisions).

  After the flush language that follows Section 4.6(e)(4), a new Section 4.6(e)(5) is added to the Plan to read as follows:

  (5) Limited Plan Termination Distribution Provisions. This Section 4.6(e)(5) shall not apply to any Distributee who is already in pay status prior to the commencement of the Plan Termination Election Period provided below.

  (A) Plan Termination Distribution Options. As of the Plan Termination Date, any Participant or Former Participant whose benefits have not commenced shall be permitted to elect (even if such Participant has not Terminated), during the Plan Termination Election Period, one of the forms of payment listed below. Applicable notices and information shall be provided in accordance with Section 4.6(c) (Notice and Information to Participants), with the timing modified as necessary to reflect the Plan Termination Election Period.

  (i) A lump sum distribution that is Actuarially Equivalent to such Participant's or Former Participant's Accrued Annual Pension payable as a single life annuity with payments guaranteed for 120 months as of such Participant's or Former Participant's Normal Retirement Date, in lieu of the Normal Annual Pension otherwise payable under this Article IV. Except as provided in Section 4.11(f) (regarding cash-out of small benefits following Plan termination), any election of a lump sum by a married Participant or married Former Participant shall require spousal consent in accordance with Section 4.6(d) (Election and Revocation of Spouse's Annuities), including consent of an Alternate Payee under a shared payment qualified domestic relations order under which benefits have not commenced. Distribution of a lump sum shall be in complete satisfaction of the Participant's or Former Participant's right to benefits under the Plan, and no other benefits shall thereafter be payable to or on behalf of such Participant or Former Participant from the Plan.

  (ii) If such Participant or Former Participant is or will be at least age 55 as of the proposed distribution date following the Plan Termination Election Period, a Limited Immediate Annuity in any applicable automatic or optional form of payment as provided in Sections 4.6(a) (Single Participants), 4.6(b) (Married Participants), or 4.6(e) (Optional Forms), in accordance with 4.6(d) (Election and Revocation of Spouse's Annuities).

  (iii) If such Participant or Former Participant is not or will not be at least age 55 as of the proposed distribution date following the Plan Termination Election Period, a Limited Immediate Annuity in one of the following forms of payment:

  (x) if such Participant or Former Participant is unmarried, the life annuity with payments guaranteed for 120 months, as provided in Section 4.6(a); or

  (y) if such Participant or Former Participant is married, a qualified joint and 50% survivor annuity as provided in Section 4.6(b), or a 75% joint and survivor annuity as provided in 4.6(e)(3).

  (iv) A deferred benefit, commencing to the Participant or Former Participant as provided under Section 4.1 (Normal Retirement), Section 4.2 (Deferred Retirement), Section 4.3 (Early Retirement), Section 4.5 (Termination Benefit), or Section 4.11(f) (regarding cash-out of small benefits following Plan termination), provided that the Participant is not required to have a Termination; or, if applicable, under Section 4.4 (Disability Retirement), in all cases as provided under the Plan until the Group Annuity Contract is purchased, if applicable, and thereafter under the Group Annuity Contract.

  (B) Death Prior to Annuity Starting Date. Elections under Section 4.6, including the election of a lump sum, shall be null and void if the Participant or Former Participant dies before such Participant's or Former Participant's Annuity Starting Date. In such event, if the Participant or Former Participant was married, survivor benefits can be payable to an eligible Surviving Spouse under Section 4.7 (Death Prior to the Annuity Starting Date).

  (C) No Election. If, prior to the end of the Plan Termination Election Period, any Participant or Former Participant cannot be located, or any Surviving Spouse or Alternate Payee cannot be located or is unknown, or if for any other reason any otherwise eligible Distributee fails to make an election under Section 4.6(e)(5)(A) during the Plan Termination Election Period, such election shall not thereafter be available to such individual, and Section 4.6(e)(5)(A)(iv) (Deferred Benefit) shall apply as the default.

  (D) Definitions. The following shall apply in place of or in addition to other applicable Plan provisions, as required by context:

  Annuity Starting Date for Distributees who elect a lump sum distribution shall be the date on which the Participant's or Former Participant's (or other Distributee's) benefit is paid as a lump sum or for Distributees who elect a Limited Immediate Annuity shall be the date as of which the first monthly benefit is payable.

  Group Annuity Contract means a terminally funded, paid-up group annuity contract that the Plan purchases from an insurance company to provide retirement benefits following the Plan termination.

  Limited Immediate Annuity means an annuity that is the Actuarial Equivalent of the Participant's or Former Participant's Accrued Annual Pension payable as a single life annuity with payments guaranteed for 120 months as of such Participant's or Former Participant's Normal Retirement Date, commencing as of the Annuity Starting Date and payable as soon as administratively possible following the Plan Termination Election Period, in the form elected by the Participant or Former Participant under Section 4.6(e)(5)(A)(ii) (At or After Age 55) or Section 4.6(e)(5)(A)(iii) (Before Age 55), even if the Participant has not Terminated or met the age and service requirements for commencement of benefits as in effect prior to the Plan Termination Date and, if applicable, further adjusted for commencement before the Participant's or Former Participant's Early Retirement Date using the same Actuarial Equivalence factors as are used under Section 4.3 (Early Retirement).

  Plan Termination Election Period means the period that begins as soon as administratively possible after the end of the Pension Benefit Guaranty Corporation's standard termination notice review period, as determined by the Administrative Committee and as specified in the applicable election forms; provided, however, that the Annuity Starting Date shall be no more than 180 days after the Participant or Former Participant is supplied with the notice and information as provided in Section 4.6(c) (Notice and Information to Participants).

  Section 4.7 is amended and restated to read as follows:

  4.7 Death Prior to the Annuity Starting Date. If a Participant or Former Participant dies prior to the Annuity Starting Date, and such Participant or Former Participant is married, a death benefit may be payable to the Surviving Spouse under the circumstances described below, subject to Section 4.11(c) (regarding cash-out of small benefits) or Section 4.11(f) (regarding cash-out of small benefits following Plan termination), if applicable. Nothing in this Plan shall require payment of benefits for 120 months, or payment under any other Plan provision, if an unmarried Participant or an unmarried Former Participant (or a Participant or Former Participant whose marital status is unknown) dies prior to his Annuity Starting Date.

  (a) On the death of a vested Participant or Former Participant who has reached his Early Retirement Date, his Spouse shall, if his Spouse has survived him and they have been married through the one-year period ending on the date of death, be entitled to receive a monthly benefit equal to one-half (1/2) of the Participant's Accrued Annual Pension or Normal Annual Pension, payable as an Actuarially Equivalent qualified joint and 50% survivor annuity set forth in Section 4.6(b) as of the Participant's or Former Participant's Normal Retirement Date. This benefit is payable as early as the first of the month following the Participant's or Former Participant's death, and is reduced for early payment, if applicable, in accordance with Section 4.3 (Early Retirement).

  (b) On the death of a vested Participant or Former Participant who has not reached his Early Retirement Date, but who is entitled to a vested interest in his Accrued Annual Pension, his Spouse shall, if his Spouse has survived him and they have been married through the one-year period ending on the date of death, be entitled to receive a monthly benefit equal to one-half (1/2) of the Participant's Accrued Annual Pension payable as an Actuarially Equivalent qualified joint and 50% survivor annuity set forth in Section 4.6(b) as of the Participant's or Former Participant's Normal Retirement Date. This benefit is payable as early as the Participant's or Former Participant's Early Retirement Date, and is reduced for early payment, if applicable, in accordance with Section 4.3 (Early Retirement).

  (c) A Participant's or Former Participant's Surviving Spouse shall have the right to elect to defer payment of the Spouse's survivor benefit until the date the Participant would have reached his Normal Retirement Date, had he lived, calculated as provided under Sections 4.7(a) or (b), as of the Surviving Spouse's Annuity Starting Date.

  (d) If during the election period under Section 4.6(c) (Notice and Information to Participants), or the Plan Termination Election Period, if applicable, the Participant or Former Participant had elected the 75% joint and survivor annuity, and such Participant or Former Participant dies within such election period but prior to such Participant's or Former Participant's Annuity Starting Date, the pre-retirement survivor annuity under this Section 4.6 shall be calculated based upon the 75% survivor percentage that was elected by such Participant.

  (e) Any Surviving Spouse whose benefits did not commence prior to the Plan Termination Election Period may elect to have the survivor benefit otherwise payable under this Section 4.7 paid instead as:

  (1) an Actuarial Equivalent lump sum, or

  (2) an Actuarial Equivalent immediate annuity.

  The limitations provided in Section 4.6(e)(5)(B) (Death Prior to Annuity Starting Date) and Section 4.6(e)(5)(C) (No Election), apply to Surviving Spouses under this Section 4.7(e), except that if the Surviving Spouse fails to make an election under this Section 4.7(e) during the Plan Termination Election Period, such Surviving Spouse shall receive the survivor annuity that would have been payable without regard to this Section 4.7(e), payable as a deferred benefit from the Plan or the Group Annuity Contract, if applicable.

  Section 4.11 is amended and restated to read as follows:

  4.11 Cash-Out of Small Benefits.

  (a) Prior to the Plan Termination Election Period, if the Actuarial Equivalent of a Participant's or Former Participant's vested Accrued Annual Pension or Normal Annual Pension, payable as a single life annuity with payments guaranteed for 120 months at Normal Retirement Date, does not exceed $1,000, such benefit shall be paid in a single sum as soon as practicable after the Participant's Termination. A distribution pursuant to this Section 4.11(a) shall not require the consent of the Participant or the consent of his Spouse, and annuity forms of payment shall not be available.

  (b) Prior to the Plan Termination Election Period, a Participant who Terminates for any reason other than death shall be eligible for a voluntary single sum payment of the Actuarial Equivalent of his vested Accrued Annual Pension or Normal Annual Pension, payable as a single life annuity with payments guaranteed for 120 months at such Participant's Normal Retirement Date, if such Actuarial Equivalent is more than $1,000, but equal to or less than $5,000, determined as of the Participant's date of Termination, and such Participant shall be eligible to elect to receive such payment as settlement of all liabilities of the Plan in connection with the Participant, provided that such payment is made no later than the last day of the Plan Year following the Plan Year in which the Participant's Termination occurred. A distribution pursuant to this Section 4.11(b) shall not require the consent of the Participant's Spouse.

  (c) Prior to the Plan Termination Election Period, the Actuarial Equivalent of the Spouse's death benefit payable to the Surviving Spouse of a Participant or Former Participant as of such Participant's or Former Participant's Normal Retirement Date pursuant to Section 4.7 shall be distributed to such Surviving Spouse as a single sum as soon as practicable following the Participant's or Former Participant's death if such Actuarial Equivalent is $5,000 or less. A distribution pursuant to this Section 4.11(c) shall not require the consent of the Surviving Spouse, and the annuity form of payment shall not be available.

  (d) Prior to the Plan Termination Election Period, if a Participant has attained his Normal Retirement Age and the Actuarial Equivalent of the vested Accrued Annual Pension or Normal Annual Pension payable as a single life annuity with payments guaranteed for 120 months, does not exceed $5,000 as of the Annuity Starting Date, such Actuarial Equivalent shall be paid in a single sum as soon as administratively practicable following the later of the Participant's Termination or attainment of Normal Retirement Age. A distribution pursuant to this Section 4.11(d) shall not require the consent of the Participant or the consent of his Spouse, and annuity forms of payment shall not be available.

  (e) A Participant who has a zero vested interest in his Accrued Annual Pension shall be deemed to have received a distribution of his Accrued Annual Pension immediately upon his Termination of employment.

  (f) Effective for distributions made following the Plan Termination Election Period, if the Actuarial Equivalent of the vested Accrued Annual Pension or Normal Annual Pension payable as a single life annuity with payments guaranteed for 120 months at the Participant's or Former Participant's Normal Retirement Date, or the Actuarial Equivalent of the benefit payable to any other Distributee, is $5,000 or less as of the applicable Annuity Starting Date under the Plan or the Group Annuity Contract, such benefit shall be payable with such Participant's, Former Participant's, or other Distributee's written consent in a single sum as settlement of all liabilities under the Plan, even if such Participant has not Terminated. Any distribution payable pursuant to this Section 4.11(f) shall not require spousal consent, and annuity forms of payment shall not be available. If such Participant, Former Participant, or other Distributee does not consent to such distribution during the Plan Termination Election Period or any later applicable election period under the Plan or the Group Annuity Contract in accordance with Section 4.6(c) (Notice and Information to Participants), such benefit shall remain in the Plan (or the Group Annuity Contract, if applicable) until such consent is received or until such benefit is required to be distributed under Sections 4.9 or 4.9A (regarding required beginning date), or any other applicable Plan provision.

  Section 4.13 is amended and restated to read as follows:

  4.13 Payments to an Alternate Payee.

  (a) Payments to an Alternate Payee pursuant to a qualified domestic relations order under section 414(p) of the Code shall not be made prior to the date that the Participant or Former Participant has reached or would have reached his earliest Early Retirement Date under the Plan, except as provided in Sections 4.13(b) and (c) (below).

  (b) Prior to the Plan Termination Election Period, in the event that the Actuarial Equivalent single sum value of the benefit payable to an Alternate Payee as of the Participant's or Former Participant's Normal Retirement Date pursuant to a qualified domestic relations order under section 414(p) of the Code does not exceed $5,000, such amount shall be paid to such Alternate Payee in a single sum as soon as practicable following the Administrative Committee's receipt of the order and verification of its status as a qualified domestic relations order under section 414(p) of the Code, and annuity forms of payment shall not be available.

  (c) Any Alternate Payee whose benefits did not commence prior to the Plan Termination Election Period and whose benefits are payable under a separate interest qualified domestic relations order, may elect to have the benefit otherwise payable under such qualified domestic relations order paid instead as:

  (1) an Actuarial Equivalent lump sum, or

  (2) an Actuarial Equivalent immediate annuity,

  based on the Alternate Payee's benefit payable as of the Participant's Normal Retirement Date, subject to the terms of such qualified domestic relations order, and the provisions in Section 4.6(e)(5).

  The limitations provided in Section 4.6(e)(5)(B) (Death Prior to Annuity Starting Date) and Section 4.6(e)(5)(C) (No Election), apply to Alternate Payees under this Section 4.13(c), except that if the Alternate Payee fails to make an election under this Section 4.13(c) during the Plan Termination Election Period, such Alternate Payee shall receive the benefit that would have been payable under the qualified domestic relations order without regard to this Section 4.13(c), payable as a deferred benefit from the Plan or the Group Annuity Contract, if applicable, subject to Section 4.11(f) (regarding cash-out of small benefits following Plan termination).

  Section 9.5 is amended and restated to read as follows:

  9.5 Suspension of Benefits on Reemployment.

  The Plan's suspension of benefits provisions shall not apply on or after the Plan Termination Date.

  Section 11.1 is amended and restated effective January 1, 2011 to read as follows:

  11.1 Mandatory Commencement of Benefits. Notwithstanding any provision of this Plan to the contrary, payment of benefits under this Plan shall commence upon the written election of a Participant or Former Participant not later than sixty days after the close of the Plan Year in which the latest of the following events occurs: (a) the Participant attains Normal Retirement Date; (b) the tenth anniversary of the Plan Year in which the Participant commenced participation in the Plan; or (c) the Termination of the Participant's service with the Employer; provided, however, that a failure to apply for benefits shall be deemed to be an election to defer commencement, except as provided in Sections 4.9 and 4.9A (regarding required beginning date) or Section 11.5 (Inability to Locate Payee).

  In order to continue to set forth the provisions of the Plan in a single document, changes made by this Amendment may be incorporated into a working copy of the Plan. Any numbering and cross reference corrections to reflect this amendment, or appropriate changes to conform other provisions of the Plan to the changes made by this amendment, shall be made to the Plan as necessary for consistency if this amendment is incorporated into a working copy of the Plan. This Amendment is hereby adopted subject to the condition that the Plan, as so amended, shall continue to be a tax-qualified retirement plan, within the meaning of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended ("Code"). Notwithstanding anything herein to the contrary (i) if the Internal Revenue Service does not approve all or any portion of this Amendment, or determines that the Amendment adversely affects the Plan's qualified status, said portion of this Amendment (or, in the latter case, this Amendment in its entirety) shall be deemed voidable; (ii) in the event that the proposed termination of the Plan is revoked by the Company, or if the Pension Benefit Guaranty Corporation ("PBGC") issues a notice of noncompliance in connection with the proposed termination of the Plan that is not subsequently revoked by the PBGC, no distributions shall be made and no other actions relating to the Plan termination shall be taken solely as a result of this Amendment; and (iii) the provisions of this Amendment that are effective January 1, 2011 (which do not relate to the Plan termination) shall take effect even if the proposed termination of the Plan is revoked by the Company or the PBGC issues a notice of noncompliance, except as provided in (i).

[SIGNATURE PAGE FOLLOWS]

The Pep Boys - Manny, Moe & Jack, intending to be legally bound, has caused this Amendment to The Pep Boys - Manny, Moe & Jack Pension Plan to be executed by a duly authorized member of the Benefits Plan Committee, on this 16th day of November, 2011.

/s/ THE PEP BOYS - MANNY, MOE & JACK